                       KAUFMAN AND BROAD HOME CORPORATION

                                      and

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,

                                as Rights Agent



                                _______________



                                Rights Agreement

                          Dated as of February 4, 1999

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Section 1.   Certain Definitions                                                             1
Section 2.   Appointment of Rights Agent                                                     5
Section 3.   Issue of Right Certificates                                                     5
Section 4.   Form of Right Certificates                                                      7
Section 5.   Countersignature and Registration                                               8
Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificates;
             Mutilated, Destroyed, Lost or Stolen Right Certificates                         9
Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights                   9
Section 8.   Cancellation and Destruction of Right Certificates                             11
Section 9.   Reservation and Availability of Capital Stock                                  12
Section 10.  Preferred Stock Record Date                                                    13
Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights    13
Section 12.  Certificate of Adjusted Purchase Price or Number of Shares                     21
Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power           22
Section 14.  Fractional Rights and Fractional Shares                                        24
Section 15.  Rights of Action                                                               25
Section 16.  Agreement of Right Holders                                                     26
Section 17.  Right Certificate Holder Not Deemed a Stockholder                              26
Section 18.  Concerning the Rights Agent                                                    27
Section 19.  Merger or Consolidation or Change of Name of Rights Agent                      27
Section 20.  Duties of Rights Agent                                                         28
Section 21.  Change of Rights Agent                                                         30
Section 22.  Issuance of New Right Certificates                                             31
Section 23.  Redemption                                                                     32
Section 24.  Exchange                                                                       33
Section 25.  Notice of Proposed Actions                                                     34
Section 26.  Notices                                                                        35
Section 27.  Supplements and Amendments                                                     36
Section 28.  Successors                                                                     36
Section 29.  Determinations and Actions by the Board of Directors, etc                      36
Section 30.  Benefits of this Agreement                                                     37
Section 31.  Severability                                                                   37
Section 32.  Governing Law                                                                  37
Section 33.  Counterparts                                                                   37
Section 34.  Descriptive Headings                                                           38

                                RIGHTS AGREEMENT



               This Rights Agreement dated as of February 4, 1999, between Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a limited liability company registered in the State of New Jersey, Rights Agent (the "Rights Agent"),

                               W I T N E S S E T H

               WHEREAS, on February 4, 1999 the Board of Directors of the Company authorized and declared a dividend distribution of one preferred stock purchase right (hereafter referred to as a "Right") for each share of the Common Stock outstanding at the close of business on March 5, 1999, immediately after the expiration of the exercisability of preferred stock purchase rights under that certain Rights Agreement (the "Prior Rights Agreement") dated February 21, 1989 between the Company and Security Pacific National Bank (or its successor), as rights agent (hereinafter referred to as the "Record Date") and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) hereof) in respect of each share of Common Stock and each share of Special Common Stock that shall become outstanding after the Record Date (whether originally issued or delivered from the Company's treasury) and on or prior to the earlier of the Distribution Date or the Expiration Date, each Right representing the right to purchase one one-hundredth of a share of Preferred Stock having the rights, powers and preferences set forth in the Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

               Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated;

               "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of shares of Common Stock or Special Common Stock entitled to 15% or more of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding, but shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity organized, appointed or established for or pursuant to the terms of any such plan, (iii) the Exempt Shareholders, or
(iv) any Person who has become such a Beneficial Owner solely because (A) of a change in the aggregate number of shares of Common Stock or Special Common Stock outstanding since the last date on which such Person acquired Beneficial Ownership of any shares of Common Stock or Special Common Stock or (B) (1) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (x) cause such Beneficial Ownership to exceed 15% of the shares of Common Stock or Special Common Stock then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur, or (2) it otherwise inadvertently acquired such Beneficial Ownership. Notwithstanding clause (iii) of the prior sentence, if any Person that is not an Acquiring Person due solely to such clause (iii) does not reduce its percentage of Beneficial Ownership of shares of Common Stock or Special Common Stock to less than 15% by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of shares of Common Stock or Special Common Stock equals or exceeds 15%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (iii) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" or "inadvertently" shall be conclusively determined by the Board of Directors of the Company.

               "Agreement" shall mean this Agreement, as it may be amended from time to time.

               "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation), as in effect on the date of this Agreement) or has the right to dispose of;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" under this clause (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such Person on schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this definition) or disposing of any voting securities of the Company.

               "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California or the city in which the office of the Rights Agent is located are authorized or obligated by law or executive order to close.

               "Close of Business" on any given date shall mean 5:00 P.M., California time, on such date; provided, that if such date is not a Business Day it shall mean 5:00 P.M., California time, on the next succeeding Business Day.

               "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

               "Distribution Date" shall have the meaning defined in Section 3 hereof.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as in effect on the date in question, unless other specifically provided.

               "Exempt Shareholders" means the signatories, other than the Company, to that certain Shareholder Agreement dated January 7, 1999 (as it may be amended, the "Shareholder Agreement") and such signatories' transferees who are Excepted Transferees (as defined in the Shareholder Agreement) and who have executed and delivered to the Company, prior to the transfer, a signature page to the Shareholder Agreement agreeing to be bound by the terms and conditions thereof, unless and until such signatories and transferees, together with their Affiliates and Associates, shall be the Beneficial Owners of shares of Common Stock or Special Common Stock entitled to 17% (the "Exempt Shareholders Percentage") or more of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding; provided, however, that if, at any time, such signatories and transferees reduce their aggregate Beneficial Ownership to less than 15.5% of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding, the Exempt Shareholders Percentage automatically will be reduced to 16% of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding, and if, at any time, such signatories and transferees reduce their aggregate Beneficial Ownership to less than 14.5% of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding, the Exempt Shareholders Percentage automatically will be reduced to 15% of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding, provided, further, that such signatories and transferees shall permanently cease to be Exempt Shareholders immediately if, at any time, their aggregate Beneficial Ownership shall be reduced to less than 14.5% of the aggregate votes entitled to be cast by all shares of Common Stock and Special Common Stock then outstanding.

               "Expiration Date" shall have the meaning defined in Section 7(a) hereof.

               "Person" shall mean any individual, firm, corporation, partnership or other entity.

               "Preferred Stock" shall mean the Series A Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company.

               "Purchase Price" shall have the meaning defined in Section 4 hereof.

               "Redemption Price" shall have meaning defined in Section 23(a) hereof.

               "Right" shall mean the right to purchase one one-hundredth (1/100) of a share of Preferred Stock, subject to the exercise, expiration, nullification, redemption, adjustment and other terms and conditions of a Right as provided herein.

               "Right Certificate" shall have meaning defined in Section 3(a) hereof.

               "Section 11(a)(ii) Event" shall mean an event described in
Section 11(a)(ii) hereof.

               "Section 13 Event" shall mean an event described in Section 13(a)(x), (y) or (z) hereof.

               "Special Common Stock" shall mean the Special Common Stock, par value $1.00 per share, of the Company.

               "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) under the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

               "Subsidiary" of any Person shall mean any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

               "Triggering Event" shall mean any Section 11(a)(ii) Event or
Section 13 Event.

               Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. If the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine. However, if the duties of the Rights Agent are changed, the Company shall obtain consent for such change from the Rights Agent, and such consent shall not be unreasonably withheld. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any co-Rights Agent.

               Section 3.  Issue of Right Certificates.

               (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day after the date of the commencement of a tender or exchange offer by any Person (other than (1) the Company or any Subsidiary of the Company or (2) any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established for or pursuant to the terms of any such plan) if, upon consummation thereof, such Person would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock and the Special Common Stock registered in the names of the holders of the Common Stock or Special Common Stock, as the case may be (which certificates for Common Stock and Special Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock and Special Common Stock, as the case may be. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock and Special Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each share of Common Stock or Special Common Stock, as the case may be, so held, subject to adjustment as provided herein. Right Certificates issued in respect of shares of Special Common Stock (or upon transfer of any such Right Certificates) will contain appropriate notations thereon in regard thereto. If an adjustment in the number of Rights per share of Common Stock and Special Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) With respect to certificates for the Common Stock and Special Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights) the Rights will be evidenced by such certificates for the Common Stock or Special Common Stock, as the case may be, registered in the names of the holders of such stock and the registered holders of such stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the transfer of any of the certificates for the Common Stock or Special Common Stock, as the case may be, in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the stock represented by such certificates.

               (c) Rights shall be issued in respect of all shares of Common Stock and Special Common Stock which are issued (whether upon exercise or conversion of securities exercisable or convertible into such stock, or otherwise) or are delivered out of treasury at or after the Close of Business on the Record Date but prior to the Distribution Date (or the earlier redemption, expiration or termination of the Rights). Certificates for the Common Stock and Special Common Stock issued (whether upon exercise or conversion of securities exercisable or convertible into such stock, or otherwise) or delivered out of treasury after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Kaufman and Broad Home Corporation and ChaseMellon Shareholder Services, L.L.C., dated as of February 4, 1999, as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, shall be null and void and may not be transferred.

Certificates for Common Stock or Special Common Stock bearing a legend similar to the foregoing pursuant to the Prior Rights Agreement may also be used until the supply of such certificates is exhausted. With respect to such certificates containing the foregoing legend or a similar legend pursuant to the Prior Rights Agreement, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights) the Rights associated with the Common Stock or Special Common Stock represented by such certificates shall be evidenced by such certificates alone, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock or Special Common Stock, as the case may be, represented by such certificates.

               (d) Notwithstanding paragraphs (b) and (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

               (e) No Right Certificate shall be issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person, or any Associate or Affiliate thereof, or any transferee of an Acquiring Person or Associate or Affiliate thereof, whose Rights would be void pursuant to the provisions of Section 7(e) hereof. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person, Associate or Affiliate thereof, or transferee of an Acquiring Person or Associate or Affiliate thereof, whose Rights would be void pursuant to the provisions of
Section 7(e) hereof. Any right Certificate delivered to the Rights Agent for transfer to any such Person whose Rights would be void pursuant to the provisions of Section 7(e) hereof shall be canceled.

               Section 4.  Form of Right Certificates.

               (a) The Right Certificates (and the forms of election to purchase, certification, and assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate which do not affect the duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein, as the same may from time to time be adjusted according to the terms of this Agreement (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

               (b) Notwithstanding any other provision of this Agreement, if any Right Certificate is issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, or any Right Certificate is issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, such Right Certificate shall contain (to the extent feasible) the following legend:

               The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may be or may become null and void in the circumstances specified in
               Section 7(e) of such Agreement.

               Notwithstanding the foregoing in this Section 4(b), the omission of such a legend shall not affect the enforceability of any part of this Agreement.

               Section 5.  Countersignature and Registration.

               (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

               (b) Following the Distribution Date and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates, the date of each of the Right Certificates, and any other information deemed appropriate by the Rights Agent and/or the Company.

               Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

               (a) Subject to the provisions of Section 3(e), Section 4(b),
Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, Special Common Stock, other securities, cash or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 3(e),
Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section unless it is reasonably satisfied that all such taxes and/or charges have been paid.

               (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

               Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

               (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities or property, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on March 5, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

               (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $135. The Purchase Price and the number of shares of Preferred Stock (or other securities or property, as the case may be) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided herein and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly and properly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other securities or property, as the case may be) to be purchased, and an amount equal to any applicable tax or charge, in cash, or in the form of a certified check or money order made payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the

Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. If the Company is obligated to issue other securities (including Common Stock or Special Common Stock) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

               (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

               (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e), Section 3(e), and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any transferee of any of them hereunder. The Rights Agent shall have no duty or obligation under this Section to insure that the provisions of this Section 7(e), Section 3(e) and Section 4(b) hereof are complied with.

               (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

               Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

               Section 9.  Reservation and Availability of Capital Stock.

               (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock, Special Common Stock or other securities or out of its authorized and issued shares held in its treasury) the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock, Special Common Stock or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof , will be sufficient to permit the exercise in full of all outstanding Rights.

               (b) So long as the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock, Special Common Stock, or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange or is eligible for quotation on NASDAQ, or other such system then in use, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on NASDAQ, or other such system then in use, upon official notice of issuance upon such exercise.

               (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no long exercisable for such securities and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "Blue Sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect with prompt notice thereof to the Rights Agent. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

               (d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock, Special Common Stock or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

               (e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for one one-hundredths of a share of Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

               Section 10. Preferred Stock Record Date. Each Person (other than the Company) in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock, Special Common Stock or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

               Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a)(i) If the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the aggregate adjusted Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which will require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

               (ii) If any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person, then proper provision shall promptly be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Stock, such number of shares of Common Stock (or, in the case of Rights originally issued to a holder of Special Common Stock, shares of Special Common Stock) (such number of shares of Common Stock or Special Common Stock being referred to herein as the "Adjustment Shares") as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price per share of the Common Stock (determined pursuant to Section 11(d) on the date of the first occurrence of a Section 11(a)(ii) Event); provided, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). The Company shall not enter into any transaction of the kind listed in this subparagraph (ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements of arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

               (iii) If the number of shares of Common Stock or Special Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being referred to herein as the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or Special Common Stock, as the case may be, or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock being referred to herein as "common stock equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of the first occurrence of a Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 hereof shall expire, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock or Special Common Stock, as the case may be, (in each case to the extent available) and then, if necessary, cash, securities or assets in the aggregate equal in value (as determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company) to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Special Common Stock, as the case may be, can be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not by more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to
        Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt notice thereof to the Rights Agent. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the later of the date of the first occurrence of a
        Section 11(a)(ii) Event and the first date that the right to redeem the Rights pursuant to Section 23 hereof shall expire and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

               (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to
Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock or equivalent preferred stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are no so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of the Common Stock or Special Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock or Special Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of the Common Stock or Special Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock or Special Common Stock for the 10 consecutive Trading Days immediately following but not including such date; provided, that if the current market price per share of the Common Stock or Special Common Stock is determined during a period following the announcement by the issuer of such Common Stock or Special Common Stock of (A) a dividend or distribution on such Common Stock or Special Common Stock payable in shares of such Common Stock or Special Common Stock or securities convertible into shares of such Common Stock or Special Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock or Special Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock or Special Common Stock are not listed or admitted to trading on the New York Stock Exchanges as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such Common Stock or Special Common Stock are listed or admitted to trading or, if the shares of Common Stock or Special Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of such Common Stock or Special Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock or Special Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock or Special Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock or Special Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock or Special Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock or Special Common Stock is not publicly held or not so listed or traded, the "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock or Special Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner described in clause (i) of this
        Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

               (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section

11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

               (f) If at any time, as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of shares of its Common Stock and Special Common Stock greater than the number then authorized by the Company's certificate of incorporation but not outstanding or reserved for any other purpose.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made with prompt notice thereof to the Rights Agent. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer with prompt notice thereof to the Rights Agent until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

               (n) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

               (o) The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p) Anything in this Agreement to the contrary notwithstanding, if the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock and Special Common Stock payable in shares of Common Stock or Special Common Stock, as the case may be, (ii) subdivide the outstanding Common Stock and Special Common Stock or (iii) combine the outstanding Common Stock and Special Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock and Special Common Stock, as the case may be, then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock and Special Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock or Special Common Stock, as the case may be, immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock or Special Common Stock, as the case may be, outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock or Special Common Stock, as the case may be, outstanding immediately following the occurrence of such event.

               Section 12. Certificate of Adjusted Purchase Price or Number of Shares or Redemption Price. Whenever an adjustment is made as provided in
Section 11, Section 13 or Section 23(c) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock, the Common Stock and the Special Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock or Special Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to comply therewith shall not affect the validity of or the force or effect of the requirement for such adjustment, and any adjustment made pursuant to Section 11, Section 13 or
Section 23(c) shall be
effective nonetheless. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

               Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

               (a) In the event (a "Section 13 Event") that following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or
(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of any Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such 1/100ths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence) and dividing that product (which, following the first occurrence of any Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)), in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

               (b)    "Principal Party" shall mean

                      (i) in the case of any transaction described in clause (x)
               or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which shares of Common Stock or Special Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value, or (B) if no securities are so issued, (I) the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (II) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                      (ii) in the case of any transaction described in clause
               (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, that in any such case, (x) if the Common Stock of such person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

               (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets mentioned in paragraph
(a) of this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and similarly comply with applicable state securities laws;

               (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or successor form) under the Exchange Act; and

               (iii) use its best efforts to list (and continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ, or other such system then in use.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If any Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

               Section 14.  Fractional Rights and Fractional Shares.

                      (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked price as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

               (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right

Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this
Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c) Following the occurrence of any Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock or Special Common Stock, as the case may be, upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock or Special Common Stock, as the case may be. In lieu of fractional shares of Common Stock or Special Common Stock, as the case may be, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of the Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

               (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

               Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock and Special Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock or Special Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock or Special Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligation under, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

               Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Close of Business on the earlier of the Distribution Date or the Expiration Date, the Rights shall be evidenced by the certificates for shares of Common Stock and Special Common Stock registered in the name of the holders of such shares, and the Rights will be transferable only in connection with the transfer of Common Stock or Special Common Stock, as the case may be;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

               (c) subject to Section 6(a), Section 7(e), and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Special Common Stock certificate, as the case may
be) is registered as the absolute owner thereof and of the Right evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate or Special Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

               Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

               Section 18.  Concerning the Rights Agent.

               (a) The Company agrees to pay the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation, the costs and expenses of defending against any claim of liability. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Absent gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

               (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or certificate for Special Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

               Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or a Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or an further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liabilities for or in respect of any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, and 24 or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock, Special Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock, Special Common Stock or Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing the action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or wilful misconduct in the selection and continued employment thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

               Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock, Special Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Special Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized to do business under such laws and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, Special Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

               Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock or Special Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock or Special Common Stock, as the case may be, so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

               Section 23.  Redemption.

               (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or such later date as the Board of Directors of the Company may determine) or (ii) the Final Expiration Date, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.005 per Right, payable in cash, shares of Common Stock or Special Common Stock or any other form of consideration deemed appropriate by the Board of Directors of the Company, subject to the adjustments as provided in subsection (c) below (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

               (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock and the Special Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or Section 24 hereof, and other than in connection with the purchase, acquisition or redemption of shares of Common Stock or Special Common Stock prior to the Distribution Date.

               (c) If the Company shall at any time after the date of this Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the Redemption Price shall be adjusted so that the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event. In each case, however, such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by $.005 per Right.

               Section 24.  Exchange.

               (a) The Board of Directors of the Company may, at its option, at any time after any Person, alone or together with its Affiliates and Associates or otherwise, becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock or Special Common Stock at an exchange ratio of one share of Common Stock or Special Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

               (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock or Special Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock or Special Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

               (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or any other series or preferred stock of the Company containing terms substantially similar to the terms of the Preferred Stock) for some or all of the shares of Common Stock or Special Common Stock exchangeable for Rights, at the initial rate of one-hundredth of a share of Preferred Stock (or of such other series of preferred stock of the Company) for each share of Common Stock or Special Common Stock, as appropriately adjusted to reflect any adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock (or of such other series of preferred stock of the Company) delivered in lieu of each share of Common Stock or Special Common Stock shall have the same voting rights as one share of Common Stock or Special Common Stock.

               (d) In the event that there shall not be sufficient shares of Common Stock, Special Common Stock or Preferred Stock (or any other series of preferred stock of the Company containing terms substantially similar to the terms of the Preferred Stock) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock, Special Common Stock or Preferred Stock (or such other series of preferred stock of the Company) for issuance upon exchange of the Rights.

               (e) The Company shall not be required to issue fractions of shares of Common Stock or Special Common Stock or to distribute certificates which evidence fractional shares of Common Stock or Special Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock or Special Common Stock. For the purposes of this paragraph (e) the current market value of a whole share of Common Stock or Special Common Stock shall be the closing price of a share of Common Stock or Special Common Stock (as closing price is determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

               Section 25.  Notice of Proposed Actions.

               (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification consolidation, merger, sale, transfer, and liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

               (b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

               (c) In case any Section 11(a)(ii) Event or Section 13 Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock, Special Common Stock and, if appropriate, other securities.

               Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Kaufman and Broad Home Corporation
                      10990 Wilshire Boulevard
                      Los Angeles, CA 90024
                      Attention: Secretary

In cases of notice or demands by the Rights Agent to the Company, a fax copy may be sent to 310-231-4280 (or such substitute fax number as the Company may file in writing with the Rights Agent), provided that such fax copy shall be a courtesy copy and not in itself legally sufficient or required. Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      ChaseMellon Shareholder Services, L.L.C.
                      Attn: James Kirkland
                      400 South Hope Street, 4th Floor
                      Los Angeles, CA 90071

In cases of notice or demands by the Company to the Rights Agent, a fax copy may be sent to 212-553-9735 (or such substitute fax number as the Rights Agent may file in writing with the Company), provided that such fax copy shall be a courtesy copy and not in itself legally sufficient or required. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock or Special Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

               Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect whatsoever without the approval of any holders of certificates representing shares of Common Stock or Special Common Stock, provided that such supplement or amendment does not change or increase the Rights Agent's duties, liabilities, or obligations. From and after the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, provided that such supplement or amendment does not change or increase the Rights Agent's duties, liabilities, or obligations, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or
(B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

               Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, and such supplement or amendment does not change or increase the Rights Agent's duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock or Special Common Stock, as the case may be.

               Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or Special Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or Special Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule l3d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Right.

               Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Special Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Special Common Stock).

               Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

               Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

               Section 34. Descriptive Headings. The captions herein and table of contents hereto are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                            KAUFMAN AND BROAD HOME CORPORATION
[SEAL]


                                       By: /s/ MICHAEL F. HENN
                                          ----------------------------------
                                           Name: Michael F. Henn
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

Attest:

        /s/ KIMBERLY N. KING
        ---------------------------
        Name: Kimberly N. King
        Title: Corporate Secretary
               and Corporate
               Counsel


                                            CHASEMELLON SHAREHOLDER SERVICES,
                                               L.L.C.,
                                                as Rights Agent

[SEAL]
                                       By: /s/ JAMES KIRKLAND
                                           --------------------------------
                                           Name: James Kirkland
                                           Title: Assistant Vice President

Attest:



    /s/ RON LUG
    --------------------------
    Name: Ron Lug
    Title: Vice President

                                    Exhibit A


                           CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES A PARTICIPATING
                           CUMULATIVE PREFERRED STOCK
                                       OF
                       KAUFMAN AND BROAD HOME CORPORATION



                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware


               We, Bruce Karatz, President, and Alan R. Markizon, Secretary, of Kaufman and Broad Home Corporation (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

               FIRST: Pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Amended Certificate of Incorporation of the Corporation, the Board of Directors at a meeting held on January 11, 1989 adopted resolutions authorizing the creation of a series of up to 1,600,000 shares of Preferred Stock designated as Series A Participating Cumulative Preferred Stock with such voting, dividend, liquidation and other rights, preferences and terms and limitations substantially as set forth below, subject to such changes as a committee (the "Committee"), composed of the Chairman of the Board of Directors and the President of the Corporation, to the extent permitted by Delaware law, deem appropriate and in the interests of the Corporation.

               SECOND: The following resolutions were adopted by the Committee on February 28, 1989, and are in full force and effect on the date hereof:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation and in this Committee in accordance with the provisions of its Certificate of Incorporation and Bylaws, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

               Section 1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Participating Cumulative Preferred Stock" (the "Rights Preferred Stock") and the initial number of shares constituting such series shall be 1,600,000.

               Section 2. Rank. The Rights Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes of common stock of the Corporation. The Rights Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation's Preferred Stock outstanding on the date hereof and to all such other series that specifically provide that they shall rank senior to the Rights Preferred Stock. Each share of the Rights Preferred Stock shall rank equally in all respects. All equity securities of the Corporation to which the Rights Preferred Stock ranks or shall rank prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, $1.00 par value per share (the "Common Stock"), and the Special Common Stock, $1.00 par value per share, of the Corporation are collectively referred to herein as the "Junior Securities". All equity securities of the Corporation with which the Rights Preferred Stock ranks or shall rank on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Parity Securities". All equity securities of the Corporation to which the Rights Preferred Stock ranks or shall rank junior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Senior Securities".

               Section 3.  Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any Senior Securities, the holders of shares of Rights Preferred Stock, in preference to the shares of Common Stock and any other Junior Securities shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds at the time legally available for payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 (each, a "Quarterly Dividend Payment Date") in each year (unless any such day is not a business day, in which event on the next succeeding business day), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Rights Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or, (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Rights Preferred Stock. If the Corporation shall at any time after March 5, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Rights Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Rights Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Rights Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Rights Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Rights Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the data of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Rights Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Dividends in arrears may be declared and paid at any time without reference to any regular Quarterly Dividend Payment Date. Each dividend shall be paid to the holders of record of shares of the Rights Preferred Stock as they appear on the stock books of the Corporation on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee thereof.

               (D) The Corporation shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any distribution in respect thereof, either directly or indirectly, in cash, obligations or shares of the Corporation or other property (all such dividends and distributions being hereinafter referred to as "Junior Securities Distributions") unless all accrued and unpaid cumulative dividends or other dividends or distributions have been paid or declared and set apart for payment on or in respect of the Rights Preferred Stock through the then most recent Quarterly Dividend Payment Date. As long as any dividend on the Rights Preferred Stock is in arrears, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to, redeem, purchase or otherwise acquire for value any Junior Securities or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any Junior Securities. Notwithstanding the foregoing, this Section 3(D) shall not prohibit the payment or declaration and setting aside of a dividend payable solely in shares of Junior Securities or a redemption, purchase or acquisition of Junior Securities solely with shares of Junior Securities.

               (E) The corporation shall not declare, pay or set apart for payment by the Corporation any full dividend on any Parity Securities for any period unless and until all accrued and unpaid cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Rights Preferred Stock through the then most recent Quarterly Dividend Payment Date. If any dividend is not paid in full upon the shares of the Rights Preferred Stock, the Corporation shall not declare, pay or set apart for payment any dividend on any Parity Securities or make any distribution in respect thereof, either directly or indirectly, in cash, obligations or shares of the Corporation or other property (all such dividends and distributions being hereinafter referred to as "Parity Securities Distributions") unless dividends and distributions are declared and paid on the Exchangeable Preferred Stock pro rata with any Parity Securities Distribution declared and paid on any Parity Securities so that the amount of dividends and distributions declared and paid per share of the Rights Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Rights Preferred Stock and the Parity Securities bear to each other. Any dividend or distribution paid on the shares of Rights Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (F) Except as otherwise provided in Section 4(D), as long as any dividend on the Rights Preferred Stock is in arrears, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to, redeem, purchase or otherwise acquire for value any Rights Preferred Stock or Parity Securities or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any Rights Preferred Stock or Parity Securities.

               (G) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or any other payment in respect of the Rights Preferred Stock or any Parity Securities which may be in arrears.

               Section 4. No Redemption. The shares of Rights Preferred Stock shall not be redeemable.

               Section 5.  Liquidation or Dissolution.

               (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Rights Preferred Stock then outstanding shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth and subject to any greater amount as may be provided in Section 5(B) hereof, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. If the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Rights Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. After the payment to the holders of shares of the Rights Preferred Stock of the full preferential amounts provided for in this Section 5(A) and in
Section 5(B), the holders of the Rights Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               (B) Before any payment shall be made to the holders of any Junior Securities, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Rights Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $100.00 per share (plus an amount equal to unpaid cumulative dividends thereon accrued to the date of liquidation, dissolution or winding up, whether or not declared and whether or not such date is a regular quarterly dividend payment date), without interest.

               (C) A merger or consolidation of the Corporation with or into any other corporation or a voluntary sale, exchange, transfer or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this
Section 5.

               (D) If the assets of the Corporation available for distribution to the holders of shares of the Rights Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holder are entitled pursuant to Sections 5(A) and 5(B) above, no such distribution shall be made on account of any Parity Securities upon such dissolution, liquidation or winding up unless amounts shall be paid on account of the shares of Rights Preferred Stock pro rata in proportion to the full amounts to which holders of all the Rights Preferred Stock and such Parity Securities are respectively entitled upon such dissolution, liquidation or winding up.

                Section 6. No Sinking Fund. The shares of Rights Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                Section 7. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Rights Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment set forth in this
Section 7(A), holders of Rights Preferred Stock shall be entitled to 100 votes per share with respect to all matters submitted to a vote of the holders of the Common Stock as well as with any other class or series of stock of the Corporation then having the right to vote with the Common Stock concerning any matter being voted upon by holders of the Common Stock. If the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Rights Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Holders of shares of Rights Preferred Stock, holders of shares of Common Stock and holders of shares of such other series or class of stock shall vote together as one class except as provided in this Section 7 and the Certificate of Incorporation of the Corporation and as provided by law. Shares of the Rights Preferred Stock shall at no time be entitled, as a series,, class or otherwise, to cumulate their votes in the election of directors or be entitled to any additional, other or special or restrictive voting rights of any kind whatsoever, except as provided in this Section 7 and as provided by law.

               (B) If at any time cumulative dividends on the outstanding shares of Rights Preferred Stock shall be accrued and unpaid in an aggregate amount per share equal to or exceeding six quarterly dividends thereon, then the number of directors constituting the Board of Directors without further action shall be increased by two, and the holders of shares of Rights

Preferred Stock voting separately as a class together with holders of all other shares of Preferred Stock of the Corporation that are either Senior Securities or Parity Securities and that have substantially similar voting rights with respect to the election of directors which have fully vested by the terms of such stock as a result of the occurrence of substantially similar or greater arrearages of dividends (such other series of Preferred Stock being herein referred to as "Other Voting Preferred Stock"), shall thereupon have the right (exercisable only at the time, in the manner and subject to the conditions and during the period hereinafter stated) to elect two members of the Board of Directors, the remaining directors to be elected by the class or classes of stock entitled to vote therefor, including the Rights Preferred Stock, at each meeting of stockholders held for the purpose of electing directors. Each share of Rights Preferred Stock and Other Voting Preferred Stock shall have one vote per share with respect to the election of directors pursuant to this Section 7(B).

               (C) Whenever the voting right described in Section 7(B) shall have vested, such right may be exercised initially either at a special meeting of the holders of Rights Preferred Stock and Other Voting Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders hold for the purpose of electing directors, and thereafter at such annual meetings. Such voting right shall continue until such time as all accrued dividends on the Rights Preferred Stock shall have been paid in full at which time such voting right of the holders of Rights Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation of the character described in Section 7(B).

               (D) At any time when the voting right described in Section 7(B) shall have vested in the holders of Rights Preferred Stock and if such right shall not already have been exercised in full by Other Voting Preferred Stock, a proper officer of the Corporation shall, upon the written request of any holder of record of Rights Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Rights Preferred Stock and holders of Other Voting Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Rights Preferred Stock then outstanding may designate in writing any holder of such stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section 7(D). Any holder of Rights Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of holders of shares of Rights Preferred Stock and Other Voting Preferred Stock to be called pursuant to the provisions of this Section 7 (D). Notwithstanding the provisions of this Section 7(D), however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders. Holders of Rights Preferred Stock shall be entitled to receive notice of, participate in and vote at any meeting of holders of Other Voting

Preferred Stock with respect to the election of directors to the same extent as provided in Sections 7(B) through 7(G).

               (E) At any meeting held for the purpose of electing directors at which the holders of Rights Preferred Stock shall have the right, voting together as a class with holders of shares of Other Voting Preferred Stock, to elect directors as provided in Section 7(B), the presence in person or by proxy of the holders of at least 10% of the then outstanding aggregate number of shares of Rights Preferred Stock and Other Voting Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of' shares of Rights Preferred Stock and Other Voting Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of shares of Rights Preferred Stock and, if applicable, Other Voting Preferred Stock and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

               (F) The term of office of all directors elected by the holders of shares of Rights Preferred Stock and Other Voting Preferred Stock pursuant to
Section 7(B) or such substantially similar provisions of Other Voting Preferred Stock who are in office at any time when the voting right described in Section 7(B) is vested in the holders of Rights Preferred Stock shall terminate upon the election of their successors at any meeting of holders of Rights Preferred Stock and, if applicable, Other Voting Preferred Stock for the purpose of electing directors. Except to the extent otherwise provided by the terms of the Other Voting Preferred Stock, upon any termination of such voting rights in accordance with Section 7(C), the term of office of all directors elected pursuant to
Section 7(B) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to Section 7(B) in case of the future right of the holders of Rights Preferred Stock to elect directors as provided therein.

               (G) In case of any vacancy occurring among the directors elected pursuant to Section 7(B), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected shall cease to serve as directors before their terms shall expire, the holders of shares of Rights Preferred Stock and shares of any Other Voting Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

               Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Rights Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Rights Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 9. Reacquired Shares. Shares of Rights Preferred Stock which have been issued and reacquired in any manner, including shares purchased, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation and upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized and unissued shares of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

               Section 10. Notice of Certain Actions. If the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction or there is a dissolution or liquidation of the Corporation, then the corporation shall mail to holders of the Rights Preferred Stock a notice stating the proposed record date or, in the case of transactions for which no record date need be determined, the effective date. The Corporation shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in such notice shall not affect the validity of any transaction referred to in this Section 10.

               Section 11. No Implied Limitations. Except as otherwise provided by express provisions of this Certificate of Designation, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Certificate of Incorporation of the Corporation.

               Section 12. General Certificate of Incorporation Provisions. In addition to the above provisions with respect to the Rights Preferred Stock, such Rights Preferred Stock shall be subject to, and shall be entitled to the benefits of, the provisions set forth in the Corporation's Certificate of Incorporation.

               Section 13. Amendments. So long as any shares of the Rights Preferred Stock are outstanding, the Corporation shall not without the written consent or the affirmative vote of holders of at least a majority of the Rights Preferred Stock at the time outstanding amend or change any terms of the Rights Preferred Stock or other provisions of the Certificate of Incorporation (by merger or otherwise) so as to affect materially and adversely the Rights Preferred Stock.

               Section 14. Fractional Shares. Rights Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Rights Preferred Stock.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed in its name and on its behalf on this ___ day of _____________ by an officer of the Corporation who acknowledges that this Certificate of Designation is the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in this Certificate of Designation with respect to authorization and approval thereof are true in all material respects.


                                        ----------------------------------------
                                        Name:
                                        Title:

Attest:




Name:
Title: Secretary

                                                                       Exhibit B


                            Form of Right Certificate
                                for Common Stock


Certificate No. R-____________ Rights

        NOT EXERCISABLE AFTER MARCH 5, 2009 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND NO LONGER TRANSFERABLE. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.](1) [THIS RIGHT CERTIFICATE WAS ORIGINALLY ISSUED TO A HOLDER OF SPECIAL COMMON STOCK.](2)

                                Right Certificate

                       KAUFMAN AND BROAD HOME CORPORATION

               This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February __, 1999 (the "Rights Agreement") between Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a limited liability company registered under the laws of the State of New Jersey (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (California time) on March 5, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock (the "Preferred Stock") of the Company, at a cash purchase price of $135 per one one-hundredth of a

----------

(1) This portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

(2) This portion of the legend in brackets shall be inserted only if the certificate is being issued in respect of Special Common Stock or in exchange for a certificate bearing such a legend.

share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 5, 1999 based on the Preferred Stock as constituted at such date.

               Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

               As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

               This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors at a redemption price of $.005 per Right at any time prior to the Close of Business on the tenth day after the Stock Acquisition Date, as such term is defined in the Rights Agreement (or such later date as the Board of Directors of the Company may determine). Subject to the provisions of the Rights Agreement, the rights evidenced by this Right Certificate may be exchanged in whole or part for shares of Common Stock or Special Common Stock or fractional shares of Preferred Stock (or any other substantially similar series of preferred stock).

               No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in any respect whatsoever up until the Distribution Date and thereafter in certain respects which do not adversely affect the interests of holders of Rights Certificates (other than an Acquiring Person or the Affiliates or Associates thereof) and which does not increase the Rights Agent's duties, liabilities or obligations.

               No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________, 19__

                                        KAUFMAN AND BROAD HOME CORPORATION

[SEAL]

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

Attest:


By:
    ----------------------------------
Name:
Title:          Secretary
       -------------------------------


Countersigned:

ChaseMellon Shareholder Services, L.L.C., as Rights Agent


By:
    ----------------------------------
          Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)


FOR VALUE RECEIVED

hereby sells, assigns and transfers unto _______________________________________



                  (Please print name and address of transferee)



this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, 19__



                                        Signature


Signature Guaranteed:

                                   Certificate

               The undersigned hereby certifies by checking the appropriate boxes that:

               (1) the Rights evidenced by this Right Certificate ____ are ____ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

               (2) after due inquiry and to the best knowledge of the undersigned, it ____ did ____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ___________, 19__

                                        Signature

                                     NOTICE


               The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)


To: Kaufman and Broad Home Corporation

               The undersigned hereby irrevocably elects to exercise _________________ Rights [originally issued in respect of Special Common Stock](1) represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number



                         (Please print name and address)




               If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number



                         (Please print name and address)







Dated: ____________, 19__


                                        Signature

----------------
(1) Bracketed language to be added as appropriate.

Signature Guaranteed:


                                   Certificate

               The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate ____ are ____ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(1) after due inquiry and to the best knowledge of the undersigned, it ____ did ____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ___________, 19__

                                        Signature



                                     NOTICE


               The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.